EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

I, Patrick M. Flynn, Chief Executive Officer and President of Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Registrants”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)

The Registrants’ Quarterly report Amendment No. 2 on Form 10-Q/A for the period ended July 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the ”Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/ Patrick M. Flynn

Patrick M. Flynn

Principal Executive Officer and President

December 2, 2010